EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Thornburg Mortgage, Inc. of our report dated January 21, 2003, except for Note 10, as to which the date is February 26, 2003 relating to the financial statements and financial statement schedule, which appears in Thornburg Mortgage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Dallas, TX

December 19, 2003